UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 20, 2017 (November 14, 2017)

AB PRIVATE CREDIT INVESTORS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	000-55640	81-2491356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas

New York, NY 10105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 969-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 15, 2017, AB Private Credit Investors Corporation (the “Company”) entered into a credit agreement (the “Agreement”) to establish a revolving credit facility (the “Credit Facility”) with HSBC Bank USA, National Association (“HSBC”) as administrative agent (the “Administrative Agent) and any other lender that becomes a party to the Credit Facility in accordance with the terms of the Credit Facility, as lenders (each, a “Lender” and collectively, the “Lenders”).

The initial maximum principal amount (the “Maximum Commitment”) of the Credit Facility is $30 million. The Maximum Commitment amount may be increased upon request of the Company to an amount agreed upon by the Company and the Administrative Agent. Such increase may be done in one or more requested increases, each in a minimum amount of $10 million and in $5 million increments thereof, or such lesser amount to be determined by the Administrative Agent, subject to certain terms and conditions. So long as no request for borrowing is outstanding, the Company may terminate the Lenders’ commitments (the “Commitments”) or reduce the Maximum Commitments by giving prior irrevocable written notice to the Administrative Agent. Any reduction of the Maximum Commitments shall be in an amount equal to $10 million or multiples thereof; and in no event shall a reduction by the Company reduce the Commitments to $35 million or less (in each case, except for a termination of all the Commitments).

Borrowings under the Credit Facility bear interest, at the Company’s election at the time of drawdown, at a rate per annum equal to (i) with respect to LIBOR Rate Loans, Adjusted LIBOR (as defined in the Agreement) for the applicable Interest Period; and (ii) with respect to Reference Rate Loans (as defined in the Agreement), the greatest of: (i) the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate, (ii) the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, plus two hundred basis points (2.00%), provided that if such rate is not so published for any day that is a Business Day, the average of the quotation for such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent and, upon request of Borrowers, with notice of such quotations to the Borrowers and (iii) except during any period of time during which LIBOR is unavailable, one-month Adjusted LIBOR plus two hundred basis points (2.00%). The Company will also pay an unused commitment fee of 35 basis points (0.35%) on any unused commitments.

The Credit Facility will mature on November 14, 2018, subject to the Company’s option to extend the maturity date for up to one additional term not longer than 364 days, subject to the following conditions: (i) each of the Lenders and the Administrative Agent consents to the extension in their sole discretion; (ii) the Company has paid an extension fee to the Administrative Agent for the benefit of the extending Lenders consenting to such extension in an amount agreed to by the Administrative Agent and the Borrowers at the time of the extension and as set forth in the applicable extension request; (iii) no potential default or event of default has occurred and is continuing on the date on which notice is given in accordance with the following clause (iv) or on November 14, 2018; and (iv) the Company has delivered an extension request to the Administrative Agent not more than one hundred twenty (120) days or less than forty-five (45) days prior to November 14, 2018.

Subject to certain terms and conditions, the Credit Facility is secured by a first priority, exclusive, perfected security interest and lien in and on all of the Company’s right, title and interest, in, to and under, whether now existing or hereafter acquired or arising and wherever located (a) all of the Company’s rights, titles, interests and privileges in and to the Capital Commitments, and the Capital Contributions made by its Investors, and all other rights, titles, interests, powers and privileges related to, appurtenant to or arising out of the Capital Commitments; (b) all of the Company’s rights, titles, interests, remedies, and privileges under the Constituent Documents (i) to issue and enforce Capital Calls and Pending Capital Calls, (ii) to receive and enforce Capital Contributions and (iii) relating to Capital Calls, Pending Capital Calls, Capital Commitments or Capital Contributions; (c) all proceeds of any and all of the foregoing.

The Credit Facility contains customary covenants and events of default (with customary cure and notice provisions).

The information set forth above with respect to the Credit Facility does not purport to be complete in scope and is qualified in its entirety by the full text of the Credit Facility, which is filed as Exhibit 10.1 hereto and is incorporated into this Current Report on Form 8-K by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 – Unregistered Sale of Equity Securities.

On November 14, 2017, the Company delivered a capital call notice to its investors relating to the sale of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) for an aggregate offering price of $14,185,612.07 million. The sale is expected to close on or around December 1, 2017.

The sale of Common Stock is being made pursuant to subscription agreements entered into by the Company and its investors. Under the terms of the subscription agreements, investors are required to fund capital calls to purchase shares of Common Stock up to the amount of their respective capital commitments on an as-needed basis each time the Company delivers a notice to its investors.

The issuance of the Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation D thereunder.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Facility, dated as of November 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2017	AB PRIVATE CREDIT INVESTORS CORPORATION

	By:	/s/ Wesley Raper
Wesley Raper
Chief Financial Officer and Treasurer